AXP HIGH YIELD TAX-EXEMPT FUND, INC.
Registration No. 2-63552/811-2901


                          EXHIBIT INDEX

Exhibit (a)(2)      Articles of Incorporation

Exhibit (b)         By-laws

Exhibit (h)(6):     Agreement and Plan of Reorganization

Exhibit (i):        Opinion and Consent of Counsel

Exhibit (j):        Consent of Independent Auditors